As filed with the U.S. Securities and Exchange Commission on February 4, 2016
Registration Statement No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-2242751
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

516 West 34th Street, New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Coach, Inc. 2010 Stock Incentive Plan
(Amended and Restated as of September 18, 2015)
 (Full Title of Plan)

Todd Kahn, Esq.
Chief Administrative Officer, General Counsel and Secretary
516 West 34th Street
New York, NY  10001
 (Name and address
of agent for service)

(212) 594-1850
(Telephone number, including area code, of agent for service)

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee (2)
Common Stock, $0.01 par value per share	12,000,000 Shares	$35.21	$422,520,000	$42,547.76
(1)
This Registration Statement is being filed to register 12,000,000 shares of common stock, par value $0.01 per share, of Coach, Inc. that may be issued pursuant to the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 18, 2015) (the “Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares that may be issuable under the Plan as the result of any future stock split, stock dividend or similar adjustments.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low price of the Registrant's Common Stock on January 28, 2016 as reported on the New York Stock Exchange. Pursuant to General Instruction E to Form S-8, a filing fee is being paid only with respect to the registration of additional securities for the Plan.

EXPLANATORY NOTE

Coach, Inc., a Maryland corporation (the “Company”), filed (i) a Registration Statement on Form S-8 (File No. 333-172699) (the “2011 Registration Statement”) on March 9, 2011 registering 30,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Coach, Inc. 2010 Stock Incentive Plan and (ii) a Registration Statement on Form S-8 (File No. 333-205331) (the “2015 Registration Statement” and, together with the 2011 Registration Statement, the “Prior Registration Statements”) on June 29, 2015 registering 7,900,000 shares of the Common Stock under the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan. The Company hereby incorporates by reference the contents of the Prior Registration Statements to the extent not otherwise amended or superseded by the contents of this Registration Statement on Form S-8 (this “Registration Statement”).

Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 12,000,000 shares of Common Stock under the Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 18, 2015) (the “Amended Plan”). The Amended Plan was authorized by the Company’s stockholders at its 2015 Annual Meeting.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2015 (the “2015 Form 10-K”), filed with the Commission on August 14, 2015;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended September 26, 2015 and December 26, 2015, filed with the Commission, respectively, on November 4, 2015 and February 3, 2016;

(c)	The Company’s Current Reports on Form 8-K filed with the Commission on August 17, 2015, September 21, 2015, November 6, 2015 and January 4, 2016;

(d)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A (filed with the Commission on September 25, 2015) which were incorporated by reference into the Company’s 2015 Form 10-K; and

(e)
The description of the Common Stock contained in the Company’s registration statement on Form 8-A filed with the Commission on September 27, 2000, and any amendment or report filed for the purpose of updating such description, including without limitation the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 9, 2001, and the Company’s Amendment No. 1 to Form 8-A/A filed with the Commission on February 3, 2005.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended, before filing a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares the remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  In no event, however, will any information that the Company discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K (unless otherwise indicated therein), including any exhibits furnished with such report, that the Company may from time to time furnish to the Commission be incorporated by reference into, or otherwise become part of, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document, which is, or is deemed to be, incorporated by reference, herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The exhibits to this Registration Statement are included in the Exhibit Index and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 4, 2016.

COACH, INC.

By:	/s/ Victor Luis
Name: Victor Luis
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Victor Luis	Chief Executive Officer and Director	February 4, 2016
Victor Luis	(Principal Executive Officer)

/s/ Jane Nielsen	Chief Financial Officer (Principal	February 4, 2016
Jane Nielsen	Financial Officer and Principal
Accounting Officer)

*	Chairman and Director	February 4, 2016
Jide Zeilin

*	Director	February 4, 2016
David Denton

*	Director	February 4, 2016
Andrea Guerra

*	Director	February 4, 2016
Susan Kropf

*	Director	February 4, 2016
Annabelle Yu Long

*	Director	February 4, 2016
Ivan Menezes

*	Director	February 4, 2016
William Nuti

*	Director	February 4, 2016
Stephanie Tilenius

*By:	/s/ Victor Luis
Victor Luis Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Amended and Restated Bylaws of Coach, Inc., dated August 17, 2015, which is incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 17, 2015

4.2
Articles of Incorporation of Coach, Inc., dated June 1, 2000, which is incorporated herein by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-39502)

4.3	Articles Supplementary of Coach, Inc., dated May 3, 2001, which is incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 9, 2001

4.4	Articles of Amendment of Coach, Inc., dated February 1, 2005, which is incorporated by reference from Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 2, 2005

4.5	Specimen Certificate for Common Stock of Coach, which is incorporated herein by reference from Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-39502)

4.6
Deposit Agreement, dated November 24, 2011, between Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary, which is incorporated by reference from Exhibit 4.1 to Coach’s Current Report on Form 8-K filed on November 25, 2011

4.7
Deed Poll, dated November 24, 2011, executed by Coach, Inc. and JPMorgan Chase Bank, N.A., as depositary, pursuant to the deposit agreement in favor of and in relation to the rights of the holders of the depositary receipts, which is incorporated by reference from Exhibit 4.1 to Coach’s Current Report on Form 8-K filed on November 25, 2011

4.8
Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.1 to Coach’s Current Report on Form 8-K filed on March 2, 2015

4.9
First Supplemental Indenture, dated as of March 2, 2015, relating to the 4.250% senior unsecured notes due 2025, between the Company and U.S. Bank National Association, as trustee, which is incorporated by reference from Exhibit 4.2 to Coach’s Current Report on Form 8-K filed on March 2, 2015

4.10	Form of 4.250% senior unsecured notes due 2025, which is included in the First Supplemental Indenture filed as Exhibit 4.2 of Coach’s Current Report on Form 8-K filed on March 2, 2015

5.1*	Opinion of Venable LLP regarding legality of securities being registered

23.1*	Consent of Venable LLP (included as part of Exhibit 5.1 hereto)

23.2*	Consent of Deloitte & Touche LLP

24.1*	Powers of Attorney

99.1
Amended and Restated Coach, Inc. 2010 Stock Incentive Plan (Amended and Restated as of September 18, 2015) (incorporated by reference to Appendix B in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 25, 2015).

_______________________
*           Filed herewith.